UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2019

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on August 21, 2019, Catherine A. Graham notified 2U, Inc. (the “Company”) of her intention to retire from the position of Chief Financial Officer of the Company. Ms. Graham’s retirement became effective on October 14, 2019 upon the appointment of Paul S. Lalljie as Chief Financial Officer of the Company. In connection with her retirement, the Company entered into a Separation and Transition Agreement (the “Agreement”) with Ms. Graham on October 17, 2019 pursuant to which Ms. Graham will provide advisory services to the Company as a part-time employee until April 1, 2022.

While providing advisory services, Ms. Graham will be entitled to receive (i) an annual base salary of $200,000; (ii) continued medical, dental and vision coverage pursuant to COBRA; and (iii) continued vesting of her outstanding Company equity awards. As soon as practicable following the date of the Agreement, Ms. Graham will be granted 20,000 restricted stock units in the Company. The restricted stock units will vest on April 1, 2022, subject to Ms. Graham’s continued employment with the Company through such date. In addition, subject to her continued compliance with the Agreement and a separate restrictive covenant agreement between Ms. Graham and the Company dated as of April 30, 2012 (the “Confidentiality and Restrictive Covenant Agreement”), the Agreement also entitles Ms. Graham to receive (i) an annual bonus for 2019 of no less than $113,750 (the “2019 Bonus”) if she remains employed through December 31, 2019, and (ii) a one-time bonus of $257,800 (the “One-Time Bonus”) if she remains employed through April 1, 2022.

If the Company terminates Ms. Graham’s employment prior to April 1, 2022 for reasons other than “cause” (as defined in the Agreement) or due to Ms. Graham’s death or disability, then, subject to Ms. Graham’s continued compliance with the Confidentiality and Restrictive Covenant Agreement and execution of a general release of claims, Ms. Graham will be entitled to receive (i) a lump sum payment equal to the sum of (A) any unpaid portion of the base salary that she would have received had she remained employed through April 1, 2022, (B) the One-Time Bonus, and (C) if such termination occurs prior to December 31, 2019, the 2019 Bonus; (ii) continued medical, dental and vision coverage until April 1, 2022; and (iii) immediate vesting of her outstanding unvested Company equity awards that would have vested based solely on her continued service if she had continued providing services to the Company through April 1, 2022.

Ms. Graham has agreed to refrain from competing with the Company and from soliciting the Company’s employees or clients, in each case, while employed and for a period of 12 months following her termination of employment.

The foregoing description of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description
10.1	Separation and Transition Agreement, dated October 17, 2019, between Catherine A. Graham and 2U, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher J. Paucek
	Name:	Christopher J. Paucek
Date: October 23, 2019	Title:	Chief Executive Officer